CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in this Registration Statement on Form N-1A for JNLNY Variable Fund II LLC.



PricewaterhouseCoopers LLP
203 North Lasalle Street
Chicago, Illinois 60601
April 7, 2000